Exhibit 10.33

TIME SHARING AGREEMENT

This Time Sharing Agreement (the “Agreement”), is made and entered into this 25th day of March, 2011, by and between Macy’s, Inc., a Delaware corporation, with principal offices at 7 West Seventh Street, Cincinnati Ohio 45202 and 151 West 34th Street, New York, NY 10001 (“Operator” or “Company”), and Terry J. Lundgren, chairman, president and chief executive officer of the Company, with a primary residence in New York, NY (“User”).

W I T N E S S E T H:

WHEREAS, Operator, through its indirect wholly-owned subsidiary, Macy’s Corporate Services, Inc., owns and operates the aircraft (collectively, the “Aircraft”) listed on Schedule A hereto for business use by employees of the Company in accordance with Part 91 of the Federal Aviation Regulations (“FAR”) and the Company’s policies regarding the business and personal use of corporate aircraft; and

WHEREAS, Operator has the right and lawful authority to enter into time sharing agreements, as provided in §91.501 of the FAR to provide its senior executives with personal travel consistent with the Company’s aircraft policies; and

WHEREAS, Operator has agreed to make the Aircraft, with flight crew, when the Aircraft and flight crew are not otherwise needed for business purposes, available to User for User’s personal travel in accordance with the Company’s aircraft policies on a non-exclusive time-sharing basis in accordance with §91.501 of the FAR; and

WHEREAS, the User agrees to reimburse the Operator for personal use of the Aircraft as permitted under the FAR and as pursuant to the terms of this Agreement, which sets forth the understanding of the parties.

NOW THEREFORE, Operator and User declaring their intention to enter into and be bound by this Agreement, and for the good and valuable consideration set forth below, hereby covenant and agree as follows:

1. Provision of Aircraft and Crew. Subject to Aircraft availability, Operator agrees to provide to User the Aircraft and flight crew on a time sharing basis in accordance with the provisions of this Agreement and FAR 91.501(c)(1). Operator shall provide, at its sole expense, qualified flight crew for all flight operations under this Agreement. If Operator is no longer the operator of any of the Aircraft, Schedule A shall be deemed amended to delete any reference to such Aircraft and this Agreement shall be terminated as to such Aircraft but shall remain in full force and effect with respect to each of the other Aircraft identified thereon, if any. No such termination shall affect any of the rights and obligations of the parties accrued or incurred prior to such termination. If Operator becomes the operator of any aircraft not listed on Schedule A hereto, Schedule A shall be modified to include such aircraft as an Aircraft covered by this Agreement, and thereafter this Agreement shall remain in full force and effect with respect to such Aircraft and each of the other Aircraft identified thereon, if any.

2. Term. The term of this Agreement (the “Term”) shall commence on the date hereof and shall continue until terminated by either party on written notice to the other party, such termination to become effective 30 days from the date of the notice, provided that this Agreement may be terminated by

Operator on such shorter notice as may be required for Operator to comply with applicable law, regulations, the requirements of any financial institution with a security or other interest in the Aircraft, insurance requirements, or in the event the insurance required hereunder is not in full force and effect. Notwithstanding the foregoing, any provisions directly or indirectly related to User’s payment obligations for flights completed prior to the date of termination and the limitation of liability provisions in Section 10 shall survive the termination of this Agreement.

3. Reimbursement of Expenses. Reimbursement for each Trip or Round Trip (as such terms are defined below) conducted under this Agreement shall be an amount (as determined by Operator) equal to the actual expenses of operating such Trip (to include non-occupied legs, or “dead-head” flights, needed by Operator to position the aircraft for business use), not to exceed the sum of the following expenses as permitted pursuant to FAR 91.501(d):

(a)	Fuel, oil, lubricants, and other additives;

(b)	Travel expenses of the crew, including food, lodging, and ground transportation;

(c)	Hangar and tie-down costs away from the Aircraft’s base of operation;

(d)	Insurance obtained for the specific flight as per Section 8.(b);

(e)	Landing fees, airport taxes, and similar assessments;

(f)	Customs, foreign permit, and similar fees directly related to the flight;

(g)	Passenger ground transportation;

(h)	In-flight food and beverages;

(i)	Flight planning and weather contract services; and

(j)	An additional charge equal to one hundred percent (100%) of the expenses listed in subsection (a) above.

The term “Trip” shall mean a flight from a departure point to a single destination. A “Round Trip” shall mean a flight from a departure point to one destination and back to the same departure point. In the event that User travels from a departure point to multiple destinations, the Operator will provide a separate invoice for each Trip. All costs of repositioning an aircraft to accommodate a Trip shall be included on the invoice related to such Trip.

4. Invoicing and Payment. All payments to be made to Operator by User hereunder shall be paid in the manner set forth in this Section 4. Operator will pay, or cause to be paid, all expenses related to the operation of the Aircraft hereunder in the ordinary course. Within 45 days of the end of a month, Operator shall provide or cause to be provided to User an invoice showing personal use of the Aircraft by User pursuant to this Agreement during such month and a complete accounting detailing all amounts that are payable by User pursuant to Section 3 for all Trips or Round Trips conducted during the month. User shall pay all amounts due under the invoice in a manner reasonably acceptable to Operator not later than 30 days after receipt thereof. In the event Operator has not received all supplier invoices for reimbursable charges relating to any Trips or Round Trips during a month prior to such invoicing, Operator shall issue a supplemental invoice(s) for such charge(s) to User, and User shall pay each supplemental invoice within 30 days after receipt thereof.

5. Flight Requests. User shall provide the Operator with Trip requests for User’s personal travel to be undertaken pursuant to this Agreement and proposed flight schedules as far in advance of

User’s desired departure as possible, and, in any case, at least one (1) hour prior to User’s planned departure or as may be required by law. The advance notice requirement in this Section 5 may be waived by Operator in its discretion. All flight requests for travel under this Agreement shall be in accordance with all reasonable policies established by Operator. Flight requests shall be in a form, whether oral or written, mutually convenient to, and agreed upon by the parties. Operator shall have sole and exclusive authority over the scheduling of the Aircraft. Operator shall not be liable to User or any other person for loss, injury, or damage occasioned by the delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason. In addition to requested schedules and departure times, User shall provide at least the following information for each proposed flight reasonably in advance of the desired departure time as required by Operator or its flight crew:

(a)	departure point;

(b)	destination;

(c)	date and time of flight;

(d)	number and identity of anticipated passengers;

(e)	nature and extent of luggage and/or cargo expected to be carried;

(f)	date and time of return flight, if any; and

(g)	any other information concerning the proposed flight that may be pertinent to or required by Operator, its flight crew, or governmental entities.

6. Operational Authority and Control.

(a) Operator shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights under this Agreement, and shall retain full authority and control, including exclusive operational control and exclusive possession, command and control of the Aircraft for all flights under this Agreement.

(b) Operator shall furnish at its expense a fully qualified flight crew with appropriate credentials to conduct each flight undertaken under this Agreement. In accordance with applicable FAR, the qualified flight crew provided by Operator will exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted hereunder. The pilot-in-command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made, and all other matters relating to operation of the Aircraft. User specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition that in the sole judgment of the pilot-in-command could compromise the safety of the flight, and to take any other action that in the sole judgment of the pilot-in-command is necessitated by considerations of safety. No such action of the pilot-in-command shall create or support any liability to User or any other person for loss, injury, damage or delay. Operator’s operation of the Aircraft hereunder shall be strictly within the guidelines and policies established by Operator and FAR Part 91.

(c) Subject to Aircraft and crew availability, Operator shall use its good faith efforts, consistent with its approved policies, to accommodate User’s needs and avoid conflicts in scheduling. Although every good faith effort shall be made to avoid its occurrence, any flights scheduled under this Agreement are subject to cancellation by either party without incurring liability to the other party. In the event of a cancellation, the canceling party shall provide the maximum notice reasonably practicable.

7. Aircraft Maintenance. Operator shall, at its own expense, cause the Aircraft to be inspected, maintained, serviced, repaired, overhauled, and tested in accordance with FAR Part 91 so that the Aircraft will remain in good operating condition and in a condition consistent with its airworthiness certification and shall take such requirements into account in scheduling the Aircraft hereunder, including but not limited to compliance with applicable airworthiness directives and service bulletins. Performance of maintenance, preventive maintenance or inspection shall not be delayed or postponed for the purpose of scheduling the Aircraft unless such maintenance or inspection can safely be conducted at a later time in compliance with applicable laws, regulations and requirements, and such delay or postponement is consistent with the sound discretion of the pilot-in-command. In the event that any non-standard maintenance is required during the term and will interfere with User’s requested or scheduled flights, Operator, or Operator’s pilot-in-command, shall notify User of the maintenance required, the effect on the ability to comply with User’s requested or scheduled flights and the manner in which the parties will proceed with the performance of such maintenance and conduct of such flight(s). In no event shall Operator be liable to User or any other person for loss, injury or damage occasioned by the delay or failure to furnish the Aircraft under this Agreement, whether or not maintenance-related.

8. Insurance.

(a) Operator hereby agrees to arrange for and maintain at all times during the term of this Agreement, at its expense, aircraft liability insurance for the Aircraft in the form and substance and with such insurers as is customary for corporate aircraft of the type similar to the Aircraft.

(b) Operator shall use reasonable commercial efforts to provide such additional insurance for specific flights under this Agreement as User may reasonably request. User acknowledges that any trips scheduled to areas not currently covered by existing policies may require Operator to purchase additional insurance to comply with applicable regulations, and Operator shall be required to maintain or cause to be maintained such additional insurance. The cost of all flight-specific insurance shall be borne by User as provided in Section 3(d).

9. Use of Aircraft. User warrants that:

(a) He has all necessary powers to enter into the transactions contemplated in this Agreement and has taken actions required to authorize and approve this Agreement;

(b) He will use the Aircraft under this Agreement for and only for his own account, including the carriage of his guests, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire or for common carriage;

(c) He will not permit any lien, security interest or other charge or encumbrance to attach against the Aircraft as a result of his actions or inactions, and shall not attempt to convey, mortgage, assign, lease or in any way alienate the Aircraft or Operator’s rights hereunder or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and

(d) During the Term of this Agreement, he will abide by and conform to such laws, governmental and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation or use of the Aircraft by the User under a time sharing arrangement and all applicable policies of Operator.

10. Limitation of Liability. NEITHER OPERATOR (NOR ITS AFFILIATES) MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY AIRCRAFT TO BE USED HEREUNDER OR ANY ENGINE OR

COMPONENT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR TITLE.

USER AGREES THAT THE AIRCRAFT LIABILITY INSURANCE CARRIED BY, OR ON BEHALF OF, OPERATOR SHALL PROVIDE USER’S SOLE RECOURSE FOR ALL CLAIMS, LOSSES, LIABILITIES, OBLIGATIONS, DEMANDS, SUITS, JUDGMENTS OR CAUSES OF ACTION, PENALITIES, FINES, COSTS AND EXPENSES OF ANY NATURE WHATSOEVER, INCLUDING ATTORNEYS’ FEES AND EXPENSES FOR OR ON ACCOUNT OF OR ARISING OUT OF, OR IN ANY WAY CONNECTED WITH THE USE OF THE AIRCRAFT BY USER OR HIS GUESTS, INCLUDING, WITHOUT LIMITATION, INJURY TO OR DEATH OF ANY PERSONS, INCLUDING, WITHOUT LIMITATION, USER’S EMPLOYEES, AGENTS, REPRESENTATIVIES, GUESTS, INVITEES OR OTHER PARTIES WHICH MAY RESULT FROM OR ARISE OUT OF THE USE OR OPERATION OF THE AIRCRAFT. IN NO EVENT SHALL OPERATOR BE LIABLE TO USER OR ITS EMPLOYEES, AGENTS, REPRESENTATIVES, GUESTS, INVITEES OR OTHER PARTIES FOR ANY CLAIMS OR LIABILITIES, INCLUDING, WITHOUT LIMITATION, PROPERTY DAMAGE, INJURY AND DEATH, AND EXPENSES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES, IN EXCESS OF THE AMOUNT PAID BY THE APPLICABLE INSURANCE CARRIER IN THE EVENT OF SUCH LOSS. THE PROVISIONS OF THIS SECTION 10 SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

11. Notices and Communications. All notices and other communications under this Agreement shall be in writing (except as permitted in Section 5) and shall be given (and shall be deemed to have been duly given upon receipt or refusal to accept receipt) by personal delivery, by facsimile or electronic mail (with a simultaneous confirmation copy sent by first class mail properly addressed and postage prepaid), or by a reputable overnight courier service, addressed as follows:

If to Operator:

Macy’s, Inc.

7 West Seventh Street

Cincinnati, Ohio 45202

Attention:	Dennis J. Broderick, Executive Vice President, General Counsel and Secretary
Facsimile:
Email:

If to User:

Terry J. Lundgren

Chairman, President and Chief Executive Officer

Macy’s, Inc.

151 West 34th Street

New York, NY 10001

Facsimile:
Email:

Or, to such other person or address as either party may from time to time designate in writing to the other party.

13. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to its subject matter, and there are no representations, warranties, rights, obligations, liabilities, conditions, covenants, or agreements relating to such subject matter that are not expressly set forth herein. There are no third-party beneficiaries of this Agreement.

14. Further Acts. Operator and User shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary (i) to carry out the intent and purpose of this Agreement, and (ii) to establish, maintain and protect the respective rights and remedies of the other party.

15. Successors and Assigns. User shall not have the right to assign, transfer or pledge this Agreement. This Agreement shall be binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns, and shall inure to the benefit of the parties hereto, and, except as otherwise provided herein, their respective heirs, executors, administrators, other legal representatives, successors and permitted assigns.

16. Taxes. User shall be responsible for the payment of all applicable Federal excise taxes or any similar taxes imposed by any authority in connection with the use of the Aircraft by User hereunder; and User herby indemnifies and holds harmless Operator for any such taxes.

17. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by the laws of the State of Ohio, without regard to its choice of law principles.

18. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

19. Amendment or Modification. This Agreement may be amended, modified or terminated only in writing duly executed by the parties hereto.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart. Each party may transmit its signature by facsimile, and any faxed counterpart of this Agreement shall have the same force and effect as a manually-executed original.

21. Truth-in-Leasing Compliance. Operator, on behalf of User, shall (i) deliver a copy of this Agreement to the Federal Aviation Administration, Aircraft Registration Branch, Attn: Technical Section, P.O. Box 25724, Oklahoma City, Oklahoma 73125 within 24 hours of its execution, (ii) notify the appropriate Flight Standards District Office at least 48 hours prior to the first flight under this Agreement of the registration number of the Aircraft, and the location of the airport of departure and departure time for such flight, and (iii) carry a copy of this Agreement onboard the Aircraft at all times when the Aircraft is being operated under this Agreement.

22. TRUTH-IN-LEASING STATEMENT PURSUANT TO SECTION 91.23 OF THE FEDERAL AVIATION REGULATIONS.

(a) OPERATOR CERTIFIES THAT EACH OF THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED DURING THE 12-MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT (OR SUCH SHORTER PERIOD AS OPERATOR SHALL HAVE POSSESSED THE AIRCRAFT) IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS. EACH OF THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN COMPLIANCE WITH THE MAINTENANCE AND

INSPECTION REQUIREMENTS FOR ALL OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

(b) OPERATOR AGREES, CERTIFIES AND ACKNOWLEDGES, AS EVIDENCED BY ITS SIGNATURE BELOW, THAT WHENEVER ANY OF THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, OPERATOR SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF, AND SHALL HAVE OPERATIONAL CONTROL OF, THE AIRCRAFT.

(c) EACH PARTY CERTIFIES THAT IT UNDERSTANDS ITS RESPECTIVE RESPONSIBILITIES, IF ANY, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

(c) THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written. The persons signing below warrant their authority to sign.

MACY’S, INC.		TERRY J. LUNDGREN

By:	/s/ Dennis J. Broderick	/s/ Terry J. Lundgren
Name:	Dennis J. Broderick
Title:	Executive Vice President, General Counsel and Secretary

A legible copy of this Agreement shall be kept in the Aircraft for all operations conducted hereunder.

SCHEDULE A

Type of Aircraft	U.S. Registration Number	Manufacturer Serial Number
Cessna Citation 560	N567F	171
Gulfstream G200	N765M	124